AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2002
                         REGISTRATION STATEMENT NO. 333-

    ----------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        -----------------------------
                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MARVEL ENTERPRISES, INC.
            (Exact name of Registrant as specified in its charter)

                   DELAWARE                     13-3711775
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)         Identification No.)


                  10 East 40th Street, New York, New York 10016
               (Address of principal executive offices) (Zip code)
                                 (212) 576-4000
              (Registrant's telephone number, including area code)

      F. PETER CUNEO                            COPIES TO:
      President, Chief Executive Officer
      and Chief Financial Officer               PAUL, HASTINGS, JANOFSKY & WALKER LLP
      Marvel Enterprises, Inc.                  1055 Washington Boulevard,
      10 East 40th Street                       Stamford, Connecticut 06901
      New York, New York 10016                  (203) 961-7400 (phone)
      (212) 576-4000                            (203) 359-3031 (fax)
      (Name, address, including zip code,       Attn: John N. Turitzin, Esq.
      and telephone number, including area
      code of agent for service)

                        ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
====================================================================================================================================
      TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
        SECURITIES TO BE                    AMOUNT TO          OFFERING PRICE             AGGREGATE                 AMOUNT OF
            REGISTERED                    BE REGISTERED         PER SHARE(1)           OFFERING PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01  par value per
     share                               750,000 shares(2)        $ 6.05                  $4,537,500                  $417
====================================================================================================================================
====================================================================================================================================

     (1) Based upon the average of the high and low sale prices reported by the New York Stock Exchange Consolidated Transaction Tape on May 20, 2002 and estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

     (2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional shares of Common Stock as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         ------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                         ------------------------------
                                TABLE OF CONTENTS
                         ------------------------------

                                                                           PAGE
                                                                           ----

PROSPECTUS SUMMARY........................................................   2

RISK FACTORS..............................................................   3

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................   5

USE OF PROCEEDS...........................................................   5

SELLING STOCKHOLDER.......................................................   6

PLAN OF DISTRIBUTION......................................................   7

INCORPORATION OF DOCUMENTS BY REFERENCE...................................   8

WHERE YOU CAN FIND MORE INFORMATION.......................................   8

EXPERTS...................................................................   9

LEGAL MATTERS.............................................................   9

                    SUBJECT TO COMPLETION, DATED MAY 23, 2002

                                   PROSPECTUS

                                 750,000 Shares
                                  Common Stock
                           (par value $0.01 per share)

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016

        The selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors in interest, may offer to sell up to an aggregate of 750,000 shares of common stock of Marvel Enterprises, Inc. We are filing the registration statement of which this prospectus is a part at this time primarily to fulfill a contractual obligation to do so, which we undertook at the time of the original issuance of the warrants pursuant to which these shares of common stock are issuable. We do not know whether the proposed sale of the shares owned by the selling stockholder will occur. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder, but we are bearing the expenses of registration. See "Plan of Distribution" beginning on page 7.

        Our common stock is listed on the New York Stock Exchange under the symbol "MVL." On May 20, 2002, the last reported sale price of our common stock as reported on the New York Stock Exchange Composite Transaction Tape was $6.24.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS WHICH YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR COMMON STOCK.

                          --------------------------

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          --------------------------

   The information in this prospectus is not complete and may be changed. The selling stockholders may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               THE DATE OF THIS PROSPECTUS IS ___________________

UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US," "OUR COMPANY" OR "THE COMPANY" IN THIS PROSPECTUS REFER COLLECTIVELY TO MARVEL ENTERPRISES, INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

                       ----------------------------------

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," the incorporated consolidated financial statements and related notes, and the documents incorporated by reference into this prospectus, before deciding to invest.

                         ABOUT MARVEL ENTERPRISES, INC.

      We are one of the world's most prominent character-based entertainment companies, with a proprietary library of over 4,700 characters. We operate in the licensing, comic book publishing and toy businesses in both domestic and international markets. Our library of characters includes Spider-Man, X-Men, Captain America, Fantastic Four and The Incredible Hulk and is one of the oldest and most recognizable collections of characters in the entertainment industry. Our characters have been developed through a long history of comic book plots and storylines which give each of them their own personality, context and depth. In addition, our characters exist in the "Marvel Universe," a fictitious universe which provides a unifying historical and contextual background for the characters and storylines. The "Marvel Universe" concept permits us to use some of its more popular characters to enhance the exposure of its lesser-known characters. Our business is divided into three integrated and complementary operating divisions: Marvel Licensing, Marvel Publishing and Toy Biz.

      o Marvel Licensing. Marvel Licensing licenses our characters for use in a wide variety of consumer products, including apparel, interactive games, electronics, stationery and back-to-school, seasonal gifts and novelties, footwear, collectibles and advertising. Marvel Licensing also receives fees from the sale of licenses to a variety of media, including television programs, feature films, destination-based entertainment, and on-line media.

      o Marvel Publishing. Marvel Publishing's primary target market for its comic books has been teenagers and young adults in the 13 to 23 year old age group. Established readership of Marvel Publishing's comic books also extends to readers in their mid-thirties. Marvel Publishing's comic book publications are distributed through three channels: (i) to comic book specialty stores on a non-returnable basis (the "direct market"), (ii) to traditional retail outlets on a returnable basis (the "retail returnable market"), and (iii) on a subscription sales basis.

      o Toy Biz. Toy Biz designs, develops, markets and distributes a limited line of toys to the worldwide marketplace. Our primary products are based upon Spider-Man: The Movie and the movie trilogy Lord of the Rings. Toy Biz also does the design, development, marketing and sales services for Toy Biz Worldwide, a unaffiliated company that has the worldwide license to produce action figures and accessories and certain other toys based upon all Marvel characters, other than Spider-Man: The movie. The Spectra Star division of Toy Biz designs, produces and sells kites in both the mass market stores and specialty hobby shops.

                                  THE OFFERING

      This prospectus relates to up to 750,000 shares of our common stock that may be offered for sale by the selling stockholder. On November 30, 2001, we granted HSBC Securities (USA), Inc. warrants to purchase our common stock in connection with the funding of our senior secured credit facilities. As part of the private placement, we entered into a registration rights agreement with HSBC Securities (USA), Inc. with respect to the shares of our common stock which may be issued upon exercise of the warrants. We are registering the common stock covered by this prospectus in order to fulfill our contractual obligations with regards to these registration rights. Registration of the common stock does not necessarily mean that all or any portion of such stock will be offered for sale by the selling stockholder.

      We have agreed to bear the expenses of the registration of the common stock under Federal and state securities laws, but we will not receive any proceeds from the sale of any common stock offered under this prospectus.

                                  RISK FACTORS

            There are various risks, including those described below, which may materially affect your investment in our company or may in the future, and, in some cases, already do, materially affect us and our business, financial condition and results of operations. You should consider carefully these factors with respect to your investment in our securities. This section includes or refers to certain forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements beginning on page 5.


OUR SUCCESS DEPENDS ON FUTURE CONSUMER ACCEPTANCE. We are dependent on the continued acceptance of our characters in the marketplace. If movies or television programs based upon Marvel characters which are scheduled to be released are not successful or the timing of releases and the decisions to proceed with feature films and television programs based upon Marvel characters are delayed or cancelled, the royalties that we receive from the sale of products based upon those films or programs can be substantially reduced and the ability to obtain new product licenses or new licenses for motion pictures or televisions programs may be substantially diminished. Additionally, a decrease in the level of media exposure or popularity of our characters could have a significant impact on our revenues.

WE ARE DEPENDENT ON THE CONTINUED FINANCIAL STABILITY OF OUR MAJOR LICENSEES. We are dependent upon the royalties it receives as a result of its licensing efforts. If one or more of our major licensees were to become bankrupt or insolvent, we might not receive all, or even any, of the license royalties owed to us. In addition, financial instability of a licensee may reduce its promotional efforts, resulting in reduced sales of licensed products and reduced royalty revenue for us. The loss of royalty revenue could have a material adverse effect on our business.

FAILURE OF PROPERTIES OWNED BY MAJOR ENTERTAINMENT COMPANIES THAT HAVE GRANTED US TOY LICENSES COULD AFFECT OUR PROSPECTS. We make substantial advance payments to obtain toy licenses and may incur substantial costs preparing to manufacture and sell toys based on a toy license. Many toy licenses are entered into long before the popularity of the underlying character can be determined. If the property on which a license is based does not achieve or maintain the popularity that we expect, our toys will not sell as we anticipate and our revenues may suffer.

WE RELY ON OUR MAJOR CUSTOMERS. The retail toy business is highly concentrated. The five largest customers for our toy products accounted in the aggregate for approximately 56% of our total toy sales in 2001. An adverse change in, or termination of, our relationship with one or more of our major customers could have a material adverse effect on us. Each of our five top toy customers also uses, to some extent, inventory management systems which shift a portion of retailers' inventory risk onto us. Our production of excess products to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for us on even our most popular items.

WE MAY NOT BE SUCCESSFUL IN DEFENDING OUR INTELLECTUAL PROPERTY. We believe that our library of proprietary characters as well as our "Marvel" trade name represent our most valuable assets. Our commercial success depends partly upon our ability to maintain our intellectual property rights in the United States and in approximately 55 foreign countries. Increased competition could result from the piracy of our trademarks which would adversely affect our business. Litigation may be necessary to enforce our trademarks and tradenames. The defense or prosecution of intellectual property proceedings is costly and may cause a diversion of our management resources.

WE COMPETE AGAINST LARGER, STRONGER ENTITIES. The industries in which we compete are highly competitive. Marvel Licensing competes with a diverse range of entities which own intellectual property rights in characters, Marvel Publishing competes with over 500 publishers in the United States and Toy Biz competes with many larger toy companies in the design and development of new toys, the procurement of licenses and for adequate retail shelf space for its products. Many of these competitors have greater financial and other resources than the us. We cannot assure you that we will be able to compete successfully in these markets.

WE MAY NEED ADDITIONAL FINANCING BUT BE UNABLE TO OBTAIN IT. The terms of our credit facility require us to comply with various financial and other covenants. We may not be able to comply with these covenants and be required to repay the entire facility before the scheduled date. If we are unable to obtain the funds we need to repay the existing facility, it could significantly harm us.

OUR TOY BUSINESS IS SEASONAL. Our annual operating performance depends, in large part, on our sales of toys during the relatively brief Christmas selling season. Unlike many industries, the toy industry tends to be seasonal. We expect that our toy business will continue to experience a significant seasonal pattern for the foreseeable future. This seasonal pattern requires significant use of working capital mainly to build inventory during the year, prior to the Christmas selling season, and requires accurate forecasting of demand for our products during the Christmas selling season.

WE DEPEND ON KEY MEMBERS OF OUR STAFF AND MUST RETAIN AND RECRUIT QUALIFIED INDIVIDUALS IF WE ARE TO BE COMPETITIVE. Our success depends on our ability to attract and retain certain creative and managerial personnel. If we lose key personnel, it could have a materially adverse effect on our business. Competition for qualified personnel is intense and we cannot guarantee investors that we will be successful in recruiting or retaining such personnel in the future.

THERE ARE VARIOUS OPERATIONAL AND FINANCIAL RISKS ASSOCIATED WITH OUR MANUFACTURING. A large number of our toy products are manufactured in China, which subjects us to risks of currency exchange fluctuations, transportation delays and interruptions, and political and economic disruptions. We might not be able to find alternate sources of manufacturing outside China on acceptable terms even if we want or need to. Our inability to find those alternate sources could have a material adverse effect on us.

MANAGEMENT AND SIGNIFICANT SHAREHOLDERS CAN EXERCISE INFLUENCE OVER US. A majority of the voting power of our stock is held by a small number of stockholders, who can determine the outcome of most stockholder votes. In addition, holders of over 50% in voting power of our stock have entered into a stockholders' agreement with us. The stockholders' agreement provides, among other things, that its parties shall nominate and vote in favor of each other's designated members of our board of directors. Other stockholders, therefore, have little or no ability to select our directors while the stockholders' agreement is in effect. As a result, these shareholders, individually and/or acting together may be able to influence the outcome of shareholder votes. Examples of shareholder votes include those for the election of directors, changes in our Certificate of Incorporation and Bylaws and approving certain mergers or other similar transactions, such as a sale of all or substantially all of our assets.

             SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents we incorporate by reference on this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimates", "continue" or other words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors described in the "Risk Factors" section of this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common stock covered by this prospectus by the selling stockholder.

                             THE SELLING STOCKHOLDER

      The following table sets forth the number of shares of common stock beneficially owned by the selling stockholder as of May 20, 2002, the number of shares of common stock covered by this prospectus and the total number of shares of common stock which the selling stockholder will beneficially own upon completion of this offering. This table assumes that the selling stockholder will offer for sale all of its shares of common stock.

      The common stock offered by this prospectus may be offered from time to time by the selling stockholder named below, or by any of its pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by representatives of the selling stockholder, or on our records, as of May 20, 2002 and are accurate to the best of our knowledge. It is possible, however, that the selling stockholder may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

            Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding warrants, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing each selling stockholder's percentage ownership of outstanding common shares.


                                                                     Common
                                                                    Stock To    Percentage
                                    Common Stock     Common Stock    Be Owned     Of All
                                    Beneficially     Offered          After       Common
 Name                               Owned            Hereby        Offering(1)    Stock
 --------                           --------------   ------------  ---------    ---------
HSBC Securities (USA), Inc. (2)     750,000(3)         750,000          0            0

---------

(1) Assumes that the selling stockholder will sell all shares of common stock offered by it under this prospectus.

(2) HSBC Bank USA, an affiliate of the selling stockholder, is the lender under our $80 million credit facility.

(3) Affiliates of HSBC Holding plc, the selling stockholder's ultimate parent, may have a beneficial ownership interest in additional common stock of the Company; the selling stockholder expressly disclaims beneficial ownership of any such shares.

                              PLAN OF DISTRIBUTION

            The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of one counsel to the selling stockholder. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to incorporate by reference the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act, including those made after the date of the initial registration statement and prior to effectiveness of the registration statement, until all of the securities are sold:

o our annual report on Form 10-K for our fiscal year ended December 31, 2001;
o     our quarterly report on Form 10-Q for our quarter ended March 31, 2002;
o the description of our common stock contained in our registration statement on Form 8-A filed on October 2, 1998

       Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Marvel Enterprises, Inc. 10 East 40th Street, New York, NY 10016. Attn: Investor Relations. Telephone requests may be directed to the General Counsel at (212) 576-4000. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents or that any documents incorporated by reference is accurate as of any date other than its filing date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and, upon request, may be made available at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Marvel Enterprises, Inc., that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

      Our common stock trades on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning us can also be inspected at the offices of New York Stock Exchange, located at 11 Wall St., New York, New York 10005.

      We also have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the offering, reference is made to such Registration Statement, exhibits and schedules, which may be inspected without charge at the Commission's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Commission.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901. Lawrence Mittman, one of our directors, is a partner in Paul, Hastings, Janofsky & Walker LLP.


================================================================================

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      --------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):


         Registration fee -- Securities and Exchange Commission.....   $    417
         Accountants' fees and expenses.............................   $  4,500
         Legal fees and expenses....................................   $ 10,000
         Printing expenses..........................................   $  3,000
         Miscellaneous..............................................   $  5,000

         TOTAL......................................................   $ 22,917

      All expenses itemized above shall be borne by our company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article X of our Certificate of Incorporation eliminates, with certain exceptions, our directors' personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article 6 of our By-Laws provides, to the extent permitted by the Delaware General Corporation Law, for our indemnification of present or former directors, officers or incorporators of the Company against various costs they may incur in connection with certain lawsuits and similar proceedings in which they become involved by reason of their relationship to the Company. Only those who have acted in good faith are entitled to our indemnification. In certain cases, our indemnification payments may be made, conditionally, before the lawsuit or similar proceeding is complete.

      The above discussion of our bylaws, Certificate of Incorporation and indemnification agreements and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such bylaws, Certificate of Incorporation, indemnification agreements and statute.

ITEM 16.  EXHIBITS.


     EXHIBIT
      NO.                                     DESCRIPTION
     -------                                  -----------

      5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company

     23.1           Consent of Ernst & Young LLP

     23.2 Consent of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company (The Consent is included in Exhibit 5.1)

     24.1 Power of Attorney, executed by certain officers of the Company and individual members of the Board of Directors, authorizing certain officers of the Company to file amendments to the Company's Registration Statement on Form S-3, are located on the signature page of this Report.


----------------


ITEM 17.  UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 23, 2002.

                                          MARVEL ENTERPRISES, INC.
                                          By:

                                          /s/ F. Peter Cuneo
                                          -----------------------------------
                                          F. Peter Cuneo
                                          President, Chief Executive Officer
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Allen S. Lipson, his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.


           SIGNATURE                         TITLE                                   DATE

            -------                         -------                                  ----

/s/ F. Peter Cuneo              President, Chief Executive Officer,             May 23, 2002
--------------------------      Chief Financial Officer and Director
F. Peter Cuneo                  (Principal Executive Officer and Principal
                                Financial and Accounting Officer)


/s/ Morton E. Handel            Chairman of the Board                           May 15, 2002
--------------------------
Morton E. Handel


/s/ Avi Arad                    Director                                        May 17, 2002
--------------------------
Avi Arad


/s/ Shelley F. Greenhaus        Director                                        May 16, 2002
--------------------------
Shelley F. Greenhaus


/s/ Sid Ganis                   Director                                        May 16, 2002
--------------------------
Sid Ganis


/s/ James F. Halpin             Director                                        May 23, 2002
--------------------------
James F. Halpin


/s/ Lawrence Mittman            Director                                        May 23, 2002
--------------------------
Lawrence Mittman


/s/ Isaac Perlmutter            Director and Vice Chairman of the               May 23, 2002
--------------------------      Board of Directors
Isaac Perlmutter
